Exhibit 10.58

SCS CONTRACT NO. SCS-28699

Amendment One (1) to the

GENERAL CONDITIONS OF THE CONTRACT

FOR THE PURCHASE OF CHEMICAL AND/OR GAS PRODUCTS

OF THE

MASTER AGREEMENT FOR THE PURCHASE OF CARBON

BETWEEN

RED RIVER ENVIRONMENTAL PRODUCTS, LLC

SELLER

AND

SOUTHERN COMPANY SERVICES, INC.

BUYER

RECITALS

WHEREAS, effective June 5, 2008 the parties entered into a contract for the purchase and sale of activated carbon (hereinafter “Contract”), and

WHEREAS, the parties now desire to amend such contract:

NOW THEREFORE, for and in consideration of the mutual agreements, promises and covenants herein, the parties hereby agree as follows:

Change the wording in Section 34.8 to read as follows:

34.8	Conditions to Close

This contract is contingent upon the Financial Close of the debt financing for Red River Environmental Products, LLC’s first production line prior to February 28, 2009, and Supplier shall so advise Purchaser when such financing closes, identifying the lead bank. In the event that Supplier fails to close the Financing then this Contract shall terminate and the Parties shall have no further obligation whatsoever to each other.

Except as amended by this Amendment Number One (1), all provisions and terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement in their respective corporate names as of the 17th day of December, 2008.

Red River Environmental Products LLC,		Southern Company Services, Inc.,
(“Supplier”)		(“Purchaser”)

By:	/s/ C. Jean Bustard	By:	/s/ Robert C. Self
Name:	C. Jean Bustard	Name:	Robert C. Self
Title:	Manager	Title:	Sourcing Manager
Date:	12/17/08	Date:	12/19/2008